EXHIBIT 10.3

MONACO COACH CORPORATION

1993 INCENTIVE STOCK OPTION PLAN

(as amended and restated May 16, 2002, as further amended October 23, 2002, and as further amended on November 9, 2005)

1.                                       Purposes of the Plan.  The purposes of this Stock Plan are:

•                                          to attract and retain the best available personnel for positions of substantial responsibility,

•                                          to provide additional incentive to Employees, Directors and Consultants, and

•                                          to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Stock Purchase Rights and Restricted Stock Units may also be granted under the Plan.

2.                                       Applicability of May 2002 Amendments.  Options or, as the case may be, Restricted Stock granted on or prior to May 16, 2002 shall not be subject to Section 11(e) of the Plan.  Options or, as the case may be, Restricted Stock granted subsequent to May 16, 2002 shall be subject to Section 11(e) of the Plan.

3.                                       Definitions.  As used herein, the following definitions shall apply:

(a)                                  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

(b)                                 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Change in Control” means the occurrence of any of the following events:

(i)                                     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)                                  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)                               A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent

Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)                              The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” means a committee of Directors appointed by the Board in accordance with Section 5 of the Plan.

(g)                                 “Common Stock” means the common stock of the Company.

(h)                                 “Company” means Monaco Coach Corporation, a Delaware corporation.

(i)                                     “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j)                                     “Director” means a member of the Board.

(k)                                  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l)                                     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)                                 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)                               In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(o)                                 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)                                 “Limited Number” means a number of Shares not to exceed 10% of the total shares authorized for issuance under the Plan.

(q)                                 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)                                    “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option, Stock Purchase Right or Restricted Stock Unit grant.  The Notice of Grant is part of the Option Agreement.

(s)                                  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)                                    “Option” means a stock option granted pursuant to the Plan.

(u)                                 “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(v)                                 “Option Exchange Program” means a program whereby outstanding Options are repriced or surrendered in exchange for other Options.

(w)                               “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(x)                                   “Optionee” means the holder of an outstanding Option, Stock Purchase Right or Restricted Stock Unit granted under the Plan.

(y)                                 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)                                   “Plan” means this 1993 Incentive Stock Option Plan, as amended.

(aa)                            “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

(bb)                          “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right.  The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(cc)                            “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(dd)                          Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to an award of Restricted Stock Units.  The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ee)                            “Retirement” means a Service Provider who retires from the Company on or after age sixty-two (62) and such Service Provider has at least five (5) years of service with the Company at the date of retirement; provided, that, the Administrator, notwithstanding the foregoing, has the discretion to determine when a Service Provider retires so long as such determination is not less favorable than provided for in the foregoing definition.

(ff)                                “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(gg)                          “Section 16(b)” means Section 16(b) of the Exchange Act.

(hh)                          “Service Provider” means an Employee, Director or Consultant, in all cases excluding Directors who are not Employees.

(ii)                                  “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(jj)                                  “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by a Notice of Grant.

(kk)                            “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

4.                                       Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 3,257,813 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or, with respect to Shares of Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.

5.                                       Administration of the Plan.

(a)                                  Procedure.

(i)                                     Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)                                  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)                               Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)                              Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)                                 Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)                                     to determine the Fair Market Value;

(ii)                                  to select the Service Providers to whom Options, Stock Purchase Rights and Restricted Stock Units may be granted hereunder;

(iii)                               to determine the number of shares of Common Stock to be covered by each Option, Stock Purchase Right or award of Restricted Stock Units granted hereunder;

(iv)                              to approve forms of agreement for use under the Plan;

(v)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, Stock Purchase Right or Restricted Stock Unit granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights or Restricted Stock Units may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Stock Purchase Right, Restricted Stock Unit or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)                              to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii)                           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)                        to modify or amend each Option, Stock Purchase Right or Restricted Stock Unit (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)                                to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Option, Stock Purchase Right or Restricted Stock Unit that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)                                   to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option , Stock Purchase Right or Restricted Stock Unit previously granted by the Administrator;

(xi)                                to make all other determinations deemed necessary or advisable for administering the Plan.

(c)                                  Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options, Stock Purchase Rights or Restricted Stock Units.

(d)                                 Administrator’s Discretion.  Notwithstanding any contrary provision of the Plan, the Administrator may, in its sole and absolute discretion, (i) grant a Limited Number of Options or Restricted Stock that do not conform to the requirements of general limitation imposed by the Plan (such as the term of the Option, the lapse of any restriction right or the exercise price or purchase price) provided such Options or Restricted Stock are granted by a committee composed entirely of Directors who are not Employees; (ii) implement an Option Exchange Program provided such program is authorized by a committee composed entirely of Directors who are not Employees, such program is rarely used (and then only to maintain option value due to circumstances beyond the Company’s control), and such program is limited to a Limited Number of Shares.

6.                                       Eligibility.  Nonstatutory Stock Options, Stock Purchase Rights and Restricted Stock Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

7.                                       Limitations.

(a)                                  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)                                 Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the

Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)                                  The following limitations shall apply to grants of Options:

(i)                                     No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 100,000 Shares.

(ii)                                  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(iii)                               If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.  For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

8.                                       Term of Plan.  Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

9.                                       Term of Option.  The term of each Option shall be stated in the Option Agreement.  In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.  Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

10.                                 Option Exercise Price and Consideration.

(a)                                  Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)                                     In the case of an Incentive Stock Option

(A)                              granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)                                granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)                                  In the case of a Nonstatutory Stock Option, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that options may be granted with an exercise price equal to or greater than 85% of the Fair Market Value on the date of grant provided such “discount” is granted in lieu of a reasonable amount of cash compensation or cash bonus payable by the Company to a Service Provider.  In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)                               Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a Change in Control.

(b)                                 Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)                                  Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)                                     cash;

(ii)                                  check;

(iii)                               promissory note;

(iv)                              other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)                                 consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)                              a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)                           any combination of the foregoing methods of payment; or

(viii)                        such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.                                 Exercise of Option.

(a)                                  Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)                                 Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death, Disability, or Retirement the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)                                  Disability of Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Option granted hereunder to such Optionee shall become vested and exercisable for the full number of Shares covered by the Option.  The Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)                                 Death of Optionee.  If an Optionee dies while a Service Provider, the Option shall become vested and exercisable for the full number of Shares covered by the Option.  The Option held by the Optionee at the time of death may be exercised at any time within twelve (12) months following the date of death of Optionee by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator.  In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Option Agreement.  If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)                                  Retirement of Optionee.  In the event of an Optionee’s Retirement while a Service Provider, the Option shall become vested and exercisable for the full number of Shares covered by the Option.  The Option held by the Optionee at the time of Retirement may be exercised at any time within twelve (12) months following the date of Retirement; provided, however, that (i) this subsection (e) shall not apply to grants made on or before May 16, 2002, and (ii) this subsection (e) shall apply to grants made on or after May

17, 2002.  In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Option Agreement.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

12.                                 Stock Purchase Rights.

(a)                                  Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer.  The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)                                 Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability).  The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.  The repurchase option shall lapse at a rate determined by the Administrator, but generally such repurchase option shall not lapse at an annual rate greater than 33% of the total number of number of Shares subject to the Restricted Stock Purchase Agreement.

(c)                                  Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)                                 Rights as a Stockholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

13.                                 Restricted Stock Units.

(a)                                  Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant awards of Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                                 Restricted Stock Unit Agreement.  Each award of Restricted Stock Units will be evidenced by a Restricted Stock Unit Agreement that will specify the number of Restricted Stock Units granted and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)                                  Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Optionee.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion, but generally but generally awards of Restricted Stock Units will not vest at an annual rate greater than 33% of the total number of Restricted Stock Units subject to the Restricted Stock Unit Agreement.

(d)                                 Retirement of Optionee.  Notwithstanding anything coxhintrary in this Section 13, in the event of a Optionee’s Retirement while a Service Provider, the award of Restricted Stock Units will vest in full and any performance objectives or other vesting provisions will be considered to be satisfied; provided, however, to the extent an award of Restricted Stock Units is to vest upon the achievement of performance criteria, then the Optionee will only vest in the award to the extent the performance criteria is actually achieved and will only vest in a fraction of the award that is subject to the performance vesting criteria the numerator of which will equal the number of calendar days between such award’s date of grant and the date of the Optionee’s Retirement and the denominator of which will equal the number of calendar days between the award’s date of grant and the date the performance criteria is actually achieved.

(e)                                  Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Optionee will be entitled to receive a payout as specified in the Award Agreement.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(f)                                    Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Agreement.  The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.  Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(g)                                 Cancellation.  On the date set forth in the Restricted Stock Unit Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

14.                                 Transferability of Options, Stock Purchase Rights or Restricted Stock Units.  Unless determined otherwise by the Administrator, an Option, Stock Purchase Right or Restricted Stock Unit may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option, Stock Purchase Right or Restricted Stock Unit transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.

15.                                 Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(a)                                  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options, Stock Purchase Rights or Restricted Stock Units have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right or Restricted Stock Unit and the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Option, Stock Purchase Right or Restricted Stock Unit, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, Stock Purchase Right or Restricted Stock Unit.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares and all vesting conditions with respect to awards of Restricted Stock Units will lapse, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option, Stock Purchase Right or Restricted Stock Unit will terminate immediately prior to the consummation of such proposed action.

(c)                                  Merger or Change in Control.  In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option, Stock Purchase Right Restricted Stock Unit shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Option, Stock Purchase Right or Restricted Stock Unit, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.  In addition, if an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

For the purposes of this subsection (c), the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Restricted Stock Unit which the Administrator can determine to pay in cash, received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, or upon the payout of a Restricted Stock Unit, for each Share of Optioned Stock subject to the Option or Stock Purchase Right (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

16.                                 Date of Grant.  The date of grant of an Option, Stock Purchase Right or Restricted Stock Unit shall be, for all purposes, the date on which the Administrator makes the determination granting such award, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

17.                                 Amendment and Termination of the Plan.

(a)                                  Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)                                 Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.  Notwithstanding the foregoing, the Company shall obtain stockholder approval of a Plan amendment that would (i) increase the number of securities that may be issued under the Plan, (ii) materially modify the requirements for participation in the plan other than amendment that narrows the class of persons eligible to participate in the Plan and (iii) materially increase the benefits accruing to participants in the Plan.

(c)                                  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

18.                                 Conditions Upon Issuance of Shares.

(a)                                  Legal Compliance.  Shares shall not be issued pursuant to an Option, Stock Purchase Right or Restricted Stock Unit, unless the exercise of such award and the issuance and delivery of such Shares pursuant to such award shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations.  As a condition to the exercise of an Option or Stock Purchase Right or the receipt of Shares pursuant to a Restricted Stock Unit, the Company may require the person exercising such Option or Stock Purchase Right or receiving Shares pursuant to a Restricted Stock Unit to represent and warrant at the time of any such exercise or issuance that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.                                 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.                                 Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.                                 Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.